PACIFIC SECURITY COMPANIES, INC.
CERTIFICATIONS - EXHIBIT 32.1

18 U.S.C. ss. 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Pacific Security Companies, Inc. (the Company) on Form 10-Q for the quarter ended April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, David L. Guthrie, President, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

President

/s/ David L. Guthrie

June 10, 2004